                                                                  EXHIBIT 10.13

                            CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is made by and entered into between Don Whiting ("Whiting") and Cray Research, Inc. ("Cray ").

                                   RECITALS

     A. Whiting has decided to retire from his employment with Cray as of December 31, 1995;

     B. Cray and Whiting have entered into a separate Letter Agreement dated December 22, 1995 (the "Letter Agreement") which states the terms and conditions of Whiting's retirement; and

     C. The Letter Agreement between Cray and Whiting requires that Cray retain Whiting as a consultant and that Whiting provide consulting services to Cray under the terms and conditions of this Agreement.

                                  AGREEMENT

     In consideration of the mutual promises stated below, and in consideration of the mutual promises stated in the Letter Agreement between Cray and Whiting, the parties agree as follows:

1.   SERVICES.

     Whiting will provide advice and counsel to Cray on an as-needed basis to assist Cray in the disposition of its machining and printed circuits facilities and in improving utilization of the integrated circuits facility in Chippewa Falls, Wisconsin. Whiting agrees to use his best efforts in performing this consulting work for Cray.

2.   TERM OF AGREEMENT.

     Effective January 1, 1996, Whiting will begin providing consulting services to Cray and will continue doing so for up to three months.

3.   PAYMENT.

     Cray will pay Whiting a total of $250,000 for his services, which will be allocated as follows:

           - $50,000 for advice and counsel in connection with the disposition of the machining center in Chippewa Falls, Wisconsin, to be paid upon the earlier of closing or March 31, 1996, provided that the failure to close by March 31, 1996 is not because of some act or omission of Whiting that was intended by Whiting to obstruct closing.

           - $100,000 for advice and counsel in connection with the disposition of the printed circuits facility in Chippewa Falls, Wisconsin, to be paid upon the earlier of closing or March
               31, 1996, provided that the failure to close by March 31, 1996 is not because of some act or omission of Whiting that was intended by Whiting to obstruct closing.

           - $100,000 for advice and counsel in connection with the improved utilization of the integrated circuits facility in Chippewa Falls, Wisconsin, to be paid upon the earlier of the conclusion of an agreement for improved utilization or March 31, 1996, provided that the failure to reach such an agreement by March 31, 1996 is not because of some act or omission of Whiting that was intended by Whiting to obstruct an agreement.

4.   EXPRESS CONDITION OF ENFORCEABILITY.

     Because Cray's entering into this Agreement is an express condition of the separate Letter Agreement between the Cray and Whiting, Whiting understands and agrees that his rights under this Agreement are enforceable only if his obligations under the Letter Agreement are enforceable. If Whiting rescinds the Letter Agreement during the applicable rescission period or later challenges the Letter Agreement's enforceability in any way, Cray will have no further obligations under this Agreement and will be entitled to reimbursement of any consulting fees already paid to Whiting under this Agreement.

5.   PROGRESS REPORTS.

     Whiting will make periodic progress reports to Cray regarding his consulting work under this Agreement at such times and in such form as Cray may reasonably request.

6.   CONFIDENTIALITY OBLIGATIONS.

     a. As a result of the performance of Whiting's duties under this Agreement, he may obtain trade secrets or confidential information of Cray, of customers of Cray, or of third parties involved in joint undertakings with Cray, which Cray is under obligation to protect. Except as is necessary to carry out his responsibilities under this Agreement, Whiting will not, during or after the term of this Agreement, use or divulge to others any such trade secrets or confidential information unless authorized in writing to do so by Cray. Whiting agrees to treat as confidential and not to use or disclose to third parties any information provided by Cray which is marked or otherwise identified to indicate its confidential nature or which, under the circumstances, Whiting should reasonably know is being disclosed in confidence. In the event that Whiting breaches his obligations under this provision, Cray shall be entitled to monetary damages and injunctive relief.

     b. Whiting agrees that prior to or upon termination of this Agreement, he will return to Cray all manuals, equipment, materials, or other property furnished by Cray to him in the course of his work under this Agreement.

7.   INDEPENDENT CONTRACTOR STATUS.

     It is understood and agreed by the parties that Whiting will act as an independent contractor under this Agreement and not as Cray's agent or employee.

     Cray has no obligation to provide any type of insurance to Whiting under this Agreement.

     Because Whiting will be providing consulting services to Cray on an independent contractor basis, Cray will not make any tax withholdings from the payments made to Whiting under this Agreement. Cray will issue a Form 1099 in connection with each payment made to Whiting under this Agreement, and Whiting shall be solely responsible for the payment of any taxes that are or may be due as a result of those payments.

8.   COMPLIANCE WITH LAWS AND AGREEMENTS.

     Whiting represents and warrants that he may legally provide the services described in this Agreement and that his performance shall be in compliance with all statutes, rules, or regulations of any jurisdiction or governmental agency and with agreements to which he is a party or by which he is bound.

9.   RECORD KEEPING, CERTIFICATIONS, TRAINING.

     Whiting agrees to keep such records and make such reports and certifications as Cray may from time to time request in connection with requirements imposed on Cray by any laws, regulations or other requirements of any governmental or regulatory body, including any agency of the U.S. government. Whiting also agrees to take and complete any training required by Cray in order for Cray to be in compliance with any laws, regulations or other requirements of any governmental or regulatory body. Whiting acknowledges that Cray may have reporting, training, certification and other obligations with respect to his activities under various lobbying, ethics and other laws and regulations, and he agrees to take such actions as are reasonably necessary to insure that Cray is in compliance with such laws and regulations.

10.  MISCELLANEOUS.

     a. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties with respect to the consulting arrangement between them. This Agreement may not be amended or modified in any manner except by a written amendment or modification signed by both parties.

     b. SEVERABILITY. The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted.

     c. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

     d. WAIVERS. The failure of any party to insist, in any one or more instances, upon the performance of any of the terms or conditions of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver of the future performance of any such term or condition or the future exercise of such right.

     e. HEADINGS. Paragraph headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

     f. NOTICES. Any notice to be given to either party under this Agreement shall be sufficiently given on the date of mailing if sent by certified mail, postage prepaid, to the address of the party set forth on the last page of this Agreement (or to such other address as the parties shall designate by written notice).

     g. PUBLICITY. Neither Cray nor Whiting shall release any information about this Agreement in any publicity releases, advertising, or other promotional materials without the prior written approval of the other party.

     h. ASSIGNMENT. Whiting may not assign or subcontract his obligations under this Agreement without the prior written consent of Cray.


IN WITNESS WHEREOF, the parties have signed this Agreement.


CRAY RESEARCH, INC.                               Address:

Signature /s/ J. PHILLIP SAMPER                   655A Lone Oak Drive
         ---------------------------------------------------------------------

Name     J. Phillip Samper                        Eagan, MN 55121
         ---------------------------------------------------------------------

Title    Chairman and CEO                         Attention: General Counsel
         ---------------------------------------------------------------------

Date     December 22, 1995
         ---------------------------------------------------------------------


DON WHITING                                       Address:

Signature /S/ DON WHITING                         Route 5 Box 383
         ---------------------------------------------------------------------

Date     December 22, 1995                        Chippewa Falls, WI 54729
         ---------------------------------------------------------------------

Social Security Number  ###-##-####
                        -----------

December 22, 1995

Mr. Don Whiting
Route 5, Box 382
Chippewa Falls, WI 54729

Dear Don:

This Letter Agreement governs the terms and conditions of your retirement from Cray Research, Inc. ("Cray"), effective December 31, 1995. This Letter Agreement also sets forth our agreement as to severance payments and other matters relating to your retirement.

Specifically, in consideration of the mutual promises contained in this Letter Agreement, Cray and you agree as follows:

1. LEAVE OF ABSENCE. You will be placed on a paid leave of absence through December 31, 1995, at which time your employment with Cray will terminate. During your paid leave of absence, you will receive your current salary on regular payroll dates.

2. PAYMENTS. Cray will pay you $195,187.20, less withholding taxes and other normal deductions. This amount will be paid in a lump sum after you have executed this Letter Agreement and delivered it to Cray, and have also delivered to Cray an appropriately dated and signed Acknowledgment of Non-Rescission as described at the end of this Letter Agreement. Any payments in addition to the above mentioned payment and those specifically described in this Letter Agreement are outlined in Exhibit A.

3.   INSURANCE BENEFITS.  See Exhibit A for further information.

4.   RETIREMENT SAVINGS PLUS INFORMATION.  See Exhibit A for information.

5. 1995 TAX PREPARATION. Cray will pay the expenses associated with preparation of your 1995 tax forms, up to a maximum allowable expense of $2,500.

6. OUTPLACEMENT. As additional consideration for your promises in this Letter Agreement, Cray will provide you with executive career and outplacement services through Market Share, Inc.

7. RETURN OF PROPERTY. Except as mutually agreed by you and the undersigned, on or before your last date of employment, you will return to Cray all Cray information and other property, including reports, files, memoranda, records, credit cards, keys, software, and equipment in your possession. You agree not to keep any duplicate copies or extracts thereof.

8. CONFIDENTIALITY. You acknowledge that, as a result of your employment by Cray, you have obtained trade secrets and other confidential and proprietary information which are owned by Cray, customers of Cray or third parties involved in joint undertakings with Cray. You agree that you will keep such information and trade secrets confidential and will not use them for yourself or others, or disclose them to others. The trade secrets and other confidential and proprietary information referred to in this paragraph include product development, marketing or sales plans or any other technical, financial, marketing or other information which is not generally known to the public and which has value.

     You agree to keep this Letter Agreement confidential and not disclose its contents, or the substance of the discussions between you and Cray regarding your retirement and payments by Cray, except to your financial and legal advisors, or if necessary in connection with your potential employment, to a prospective employer who shall be advised with respect to your obligations of confidentiality, or as may be required by law.

9. YOUR RELEASE OF CLAIMS. In consideration of Cray's obligations under this Letter Agreement, you hereby fully and completely release and waive any and all claims, complaints, causes of action or demands, known or unknown, of whatever kind which you have or may have against Cray and all of its successors, assigns, subsidiaries, officers, employees, directors and agents arising out of any action, conduct, decision, behavior or event occurring on or before the date you sign this Letter Agreement, including, but not limited to, claims relating to the terms, conditions and circumstances of your employment and the termination of your employment with Cray, except as specifically set forth below in the last sentence of this section. Without limitation, this release extends to all claims, whether based on statutory or common law, for age (whether arising under the Age Discrimination in Employment Act of 1967 or otherwise), disability, race, sex or other forms of employment discrimination, defamation, negligent or intentional infliction of emotional harm, breach of contract, interference with contract or prospective advantage, promissory estoppel, fraud, wrongful discharge, impairment of economic opportunity, or any other theory, legal or equitable.

     Neither this Letter Agreement nor any other document or statement made or issued in conjunction with your retirement shall constitute or be construed to constitute an admission of liability. This release will not and does not impair or apply to any existing rights you may have under present existing employee benefit plans of Cray (other than any severance plans) or under this Letter Agreement.

10. CRAY'S RELEASE OF CLAIMS. In consideration of your obligations under this Letter Agreement, Cray hereby fully and completely releases and waives any and all claims, complaints, causes of action or demands, known or unknown, of whatever kind which Cray has or may have against you and your successors, assigns and agents arising out of any action, conduct, decision, behavior or event occurring on or before the date Cray signs this Letter Agreement, including, but not limited to, claims relating to your employment with Cray, except as specifically set forth below in the last sentence of this section.

     Neither this Letter Agreement nor any other document or statement made or issued in conjunction with your retirement shall constitute or be construed to constitute an admission of liability.

11. CONSULTING AGREEMENT. Following your retirement, you agree to serve as a consultant for Cray and Cray agrees to retain you as a consultant according to the terms and conditions set forth in the Consulting Agreement attached as Exhibit B.

12.  MISCELLANEOUS PROVISIONS.

     a. This Letter Agreement will be binding on and inure to the benefit of the successors and assigns of Cray and you.

     b. This Letter Agreement shall be governed by and construed in accordance with Minnesota law.

     c. This Letter Agreement and the Consulting Agreement attached as Exhibit B constitute the entire understanding between you and Cray and supersede all prior discussions, representations and negotiations with respect to the matters addressed therein. However, any existing agreements regarding confidentiality and assignment of intellectual property shall remain in effect. No amendment of this Letter Agreement shall be binding unless executed in writing by both you and Cray.

     d. The invalidity of any provision of this Letter Agreement will not affect the other provisions, provided that in the event all or any portion of the release in section 9 is determined by a court of competent jurisdiction to be invalid or unenforceable in connection with an action by you against Cray, Cray shall have no obligation to make any payments under section 2, 5 or 6 and if any payments have been made, you will repay them to Cray.

By signing below, you acknowledge that you fully understand and accept the terms of this Letter Agreement, including the release set forth in section 9, and you represent and agree that your signature is freely and voluntarily given. You have up to 21 days from the day that you receive this Letter Agreement to review it and decide whether you will sign it. You should consult with legal counsel of your choice with respect to the terms of this Letter

Agreement before signing. You represent that if you sign before the expiration of the 21 day period it is because you do not need additional time to decide whether to sign this Letter Agreement. You have the right to rescind this Letter Agreement within 15 calendar days after the day that you sign it. This Letter Agreement will not become effective or enforceable unless and until the rescission period has expired and you have not exercised your right to rescind it. If you wish to rescind, your rescission must be in writing and hand delivered or mailed within the 15-day rescission period to:

          Karalyn Harrington
          Vice President, Human Resources
          Cray Research, Inc.
          655A Lone Oak Drive
          Eagan, MN 55121

If mailed, the rescission must be postmarked within the 15-day rescission period and sent by certified mail, return receipt requested.

If you do not rescind, you must confirm that fact by signing and dating the attached Acknowledgment of Non-Rescission no sooner than the day after the expiration of the rescission period and delivering it to Cray at the address stated above. The payment referred to in section 2 of this Letter Agreement will be processed and sent to you upon receipt of the properly signed and dated Acknowledgment of Non-Rescission.

If this Letter Agreement accords with your understanding of our agreement, please sign and date both copies and return one to me.

Sincerely yours,


Cray Research, Inc.



/S/ PHIL SAMPER                              December 22, 1995
- --------------------------------------
Phil Samper                                  Date
Chairman and Chief Executive Officer



Agreed to and accepted:



/S/ DON WHITING                              December 22, 1995
- --------------------------------------
Don Whiting                                  Date

                          ACKNOWLEDGMENT OF NON-RESCISSION


By this Acknowledgment I hereby represent and affirm that I have not rescinded, revoked or otherwise attempted to negate the Letter Agreement dated December 22, 1995 between Cray Research, Inc. and me relating to the resignation of my employment with Cray Research, Inc., and the release set forth in the Letter Agreement is valid and binding on me.





/S/ DON WHITING                              December 22, 1995
- --------------------------------------
Don Whiting                                  Dated:

                                   EXHIBIT A

                  BENEFITS SUMMARY BASED ON RETIREMENT DATE
                             OF DECEMBER 31, 1995

THIS INFORMATION IS PROVIDED AS AN OVERVIEW FOR EASE OF REFERENCE. IF THERE ARE ANY DISCREPANCIES, PROVISIONS OF THE ACTUAL PLAN DOCUMENTS WILL PREVAIL. REFER TO THE OFFICE NOTIFICATION PACKAGE FROM BENEFITS CONNECTION FOR DETAILED INFORMATION REGARDING HEALTH INSURANCE, LIFE INSURANCE, AND THE HEALTH CARE EXPENSE ACCOUNT. IF YOU HAVE ANY QUESTIONS REGARDING YOUR BENEFITS, PLEASE CALL 1-800-BENE-BIT (1-800-236-3248). ALSO, IF YOUR ADDRESS CHANGES, PLEASE BE CERTAIN TO COMPLETE AND RETURN THE ATTACHED "CHANGE OF ADDRESS NOTICE."

MEDICAL. Your current medical coverage will continue through December 31, 1995. The regular bi-weekly deduction will continue to be taken. As a retiree, medical coverage is then available for you and your Covered Dependents under the Company's Medical Plan as follows:

      - for the first 24 months you are a "retiree", Cray Research continues to pay the employer's share of the premiums as if you were still a "covered employee"; and

      - after the first 24 months of being a "retiree", you may continue coverage by paying 100% of the applicable premiums.

Benefits Connection will provide you with information regarding continuation of medical coverage.

LIFE INSURANCE. Your current life insurance coverage will continue through December 31, 1995. Cray Research will continue to pay the cost of your basic life insurance for the first 24 months after you retire. You may continue to pay for your optional life coverage at group rates for the first 24 months after you retire. After the 24 months have elapsed, you may convert your basic life coverage and your optional life coverage to an individual policy. The type of individual policy and cost depend on a number of factors including your age at the time of conversion. You are able to convert your basic and optional accidental death and dismemberment coverage. You are also able to continue dependent life coverage for up to 24 months after you retire. Contact Benefits Connection at 1-800-236-3248 for a form and further instructions.

SHORT AND LONG-TERM DISABILITY. Both of these company provided benefits cease as of your termination date. There is no continuation or conversion available for short-term disability. There is a conversion policy available for long-term disability coverage provided you have been covered under Cray Research, Inc.'s plan for at least twelve (12) months and are less than age 69 1/2. As you meet these requirements, if you wish to convert your LTD coverage, please contact Benefits Connection at 1-800-236-3248 for the application.

HEALTH CARE EXPENSE ACCOUNT (HCEA). You may choose to continue your participation in the Health Care Expense Account (HCEA) for up to 18 months after December 31, 1995. If you wish to continue, you must pay both the contribution you were paying on the date of termination, plus $15 per month for the Cray contribution. You have 60 days to determine if you wish to continue the coverage. Refer to the continuation package for more detail.*

If you do not elect to continue coverage, your participation will end at midnight on December 31, 1995 and you will not be reimbursed for expenses incurred after that date.

RETIREMENT SAVINGS PLUS (RSP) PLAN. You will receive your share of any contributions made to the RSP for the plan year ending December 31, 1995, based on your compensation through December 31, 1995. Because your RSP Plan account balance is greater than $3,500, you may leave the funds in the Plan up to the April following your reaching age 70 1/2. If you leave the funds in the Plan, you have the same rights as other participants, other than the ability to request a Plan loan. You will continue to receive RSP Plan statements and be eligible to make investment fund election changes.

If you withdraw your money from the plan, you can roll it into an IRA or take it as taxable income. In general, the money you withdraw from the plan is taxable income when you receive it. You may be able to delay treating these funds as taxable income by rolling them over into an IRA within 60 days after you receive the withdrawal from the Plan.

As a retiree, you can elect to receive a lump sum distribution or periodic payments. An amount can be designated for payment on a monthly, quarterly, semiannual or annual basis.

There is a law which will affect any distribution check. This law requires that 20% be withheld for federal income taxes. This withholding is, in effect, a "downpayment" on one's tax liability for the distribution. The actual tax liability will be determined when you file your income taxes for the year in which you received the money. Special tax rules may apply if you are at least 55 when you receive the distribution. You should consult your tax advisor regarding this.

Please Use the 1-800-BENE-BIT (1-800-236-3248) for additional information. Distributions are processed on a bi-weekly basis.

STOCK PURCHASE INVESTMENT PLAN. If you are enrolled in the Stock Purchase Investment Plan you may request an immediate cash distribution of purchase shares at the election period. Contributions to the plan end at your retirement date, December 31, 1995.

PERSONAL TIME. You will receive the full value of all your personal time in the amount of $18,786.77. If you have any questions regarding personal time, please call the Payroll Department.

STOCK OPTIONS. Stock options issued on or after September 20, 1989, vest at 100% upon retirement. The right to exercise continues for the lesser of two (2) years after the date of retirement or the expiration date of the option. Please contact Mickey Caskinette (x 3332) in the Compensation Function for additional information or questions.

RESTRICTED STOCK. Your 1,477 shares of Restricted Stock vest at 100% upon retirement.

EMPLOYEE ASSISTANCE PROGRAM (EAP). You and your family may continue to use the services of EAP for up to one full year following your termination date.

THIS IS A SUMMARY OF BENEFIT PLAN PROVISIONS. IF THERE ARE ANY DISCREPANCIES BETWEEN THIS SUMMARY AND THE ACTUAL PLAN DOCUMENTS, PROVISIONS OF THE ACTUAL PLAN DOCUMENTS WILL PREVAIL.